UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 20, 2025

BEL FUSE INC.
(Exact Name of Registrant as Specified in its Charter)

New Jersey	000-11676	22-1463699
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Executive Drive, Suite 300, West Orange, New Jersey	07052
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (201) 432-0463

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Class A Common Stock ($0.10 par value)	BELFA	Nasdaq Global Select Market
Class B Common Stock ($0.10 par value)	BELFB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

As previously announced by Bel Fuse Inc. (“Bel” or the “Company”), Farouq Tuweiq (“Mr. Tuweiq”), Bel’s current Chief Financial Officer (“CFO”), principal financial officer and Treasurer, was appointed to succeed Daniel Bernstein as the Company’s President and Chief Executive Officer, effective immediately following the Company’s 2025 Annual Meeting of Shareholders scheduled to be held May 27, 2025 (the “2025 Annual Meeting”), with the Company’s Board of Directors (the “Board”) having initiated a search process to identify a successor CFO and principal financial officer for the Company given Mr. Tuweiq’s upcoming elevation to the President and CEO position.

On May 20, 2025, the Board appointed Lynn Hutkin (“Ms. Hutkin”), currently Bel’s Vice President of Financial Reporting and Investor Relations, as the Company’s new CFO, effective immediately following the 2025 Annual Meeting (the “Effective Time”). In assuming her new role as CFO at the Effective Time, Ms. Hutkin will be the Company’s “principal financial officer” for purposes of applicable U.S. Securities and Exchange Commission (“SEC”) rules and regulations, and will retain her current designation as the Company’s “principal accounting officer” (“PAO”) for purposes of such rules and regulations.  On May 20, 2025, the Board additionally appointed Ms. Hutkin the Company’s Treasurer and re-appointed Ms. Hutkin as the Company’s Secretary, each effective as of the Effective Time. Certain biographical information about Ms. Hutkin, and a description of the employment agreement entered into in connection with her appointment as CFO, is set forth below.

Ms. Hutkin, 51, joined Bel in 2007 and is currently the Company’s Vice President of Financial Reporting and Investor Relations as well as Bel’s corporate Secretary. In addition to SEC reporting, throughout her tenure at Bel, Ms. Hutkin has been a leader in a variety of areas including investor relations, mergers and acquisitions, bank financing and corporate insurance. Among her other roles and responsibilities at Bel, since July 2021, Ms. Hutkin has served as the Company’s PAO. Prior to joining Bel, Ms. Hutkin was Director of External Financial Reporting and Human Resources for CD&L, Inc., a domestic courier company, responsible for all SEC filings in addition to oversight of payroll and employee benefit programs. Previously, Ms. Hutkin worked at Insys Consulting, a women-owned IT consulting start-up company, where she was responsible for all finance functions. Prior to that, she was a Finance Manager at DMR Consulting, an IT consulting firm, where she monitored project profitability for the $70 million Pharmaceutical/Commercial business unit. Ms. Hutkin started her career at Arthur Andersen and worked within the Consumer Product division of the audit group. Ms. Hutkin earned her B.S. of Accountancy from Bentley College and is an active Certified Public Accountant in the State of New Jersey.

There are no arrangements or understandings between Ms. Hutkin and any other person pursuant to which she was appointed as an officer as contemplated by Item 401(b) of Regulation S-K and Ms. Hutkin does not have a direct or indirect material interest in any “related party” transaction required to be separately disclosed pursuant to Item 404(a) of Regulation S-K. Ms. Hutkin does not have any family relationships with any of the Company’s directors or executive officers.

As previously reported, the Board approved the expansion of the Board to ten directors and the appointment of Mr. Tuweiq as a director on the Board, effective as of the date of the 2025 Annual Meeting, with Mr. Tuweiq having been nominated by the Board for election as a director for a full three-year term at the 2025 Annual Meeting. On May 20, 2025, the Board approved, effective as of the Effective Time: (i) an increase in the size of the Executive Committee of the Board (the “Executive Committee”) from three to four directors; and (ii) the appointment of Mr. Tuweiq to the Executive Committee.

CFO Employment Agreement

In connection with Ms. Hutkin’s appointment as CFO, Ms. Hutkin and the Company have entered into an Employment Agreement (the “Employment Agreement”), dated May 20, 2025 and effective immediately following the 2025 Annual Meeting, which outlines the terms of Ms. Hutkin’s employment as CFO and PAO of Bel. The Employment Agreement will remain in effect until it is terminated in accordance with its terms. The Employment Agreement provides that Ms. Hutkin’s employment is “at-will” and that the term of the Employment Agreement and Ms. Hutkin’s employment may be terminated by either the Company or Ms. Hutkin at any time and for any reason; provided that, unless Ms. Hutkin is terminated for Cause (as defined in the Employment Agreement), dies or is unable to perform her duties due to a Disability (as defined in the Employment Agreement), either she or the Company must give the other at least 60 days’ written notice before ending her employment.

Under the Employment Agreement, Ms. Hutkin will receive an annual base salary of $300,000 (as in effect from time to time, “Base Salary”), subject to review no less frequently than annually by the Compensation Committee of the Board (the “Compensation Committee”) for potential increase if the Compensation Committee, in its discretion, deems appropriate. Ms. Hutkin shall also be eligible (i) for target annual variable compensation with a target of 125% of Base Salary (subject to possible increase from time to time in the discretion of the Compensation Committee), but which can range from 0% to 200% of Base Salary depending on the level of achievement of applicable goals established by the Compensation Committee (which may be based on a combination of individual and Company related performance objectives), with any annual variable compensation determined to have been earned to be paid 60% in cash and 40% in time-based restricted stock units (“RSUs”) and/or restricted shares, provided that the Compensation Committee has the discretion to change such allocation; (ii) for an annual long-term performance award grant of 75% of Base Salary (provided that the Compensation Committee shall have discretion to increase or decrease the long-term performance award grant amount for any year based on its evaluation of Ms. Hutkin’s performance and/or such other factors as the Compensation Committee deems appropriate), and based on achievement of such performance objectives as the Compensation Committee in good faith deems appropriate, including without limitation objectives based on total shareholder return and/or other corporate and individual measures, and payable in such form as determined by the Compensation Committee, which may be in cash and/or equity (including RSUs and/or restricted shares with vesting conditions); (iii) to participate during the employment term in the Company’s Supplemental Executive Retirement Plan (“SERP”) and all employee benefit plans, practices and programs maintained by the Company for the benefit of employees generally as in effect from time to time; and (iv) for reimbursement of up to $5,000 in legal fees related to the negotiation of the Employment Agreement.

In the event of termination, Ms. Hutkin is entitled to various severance benefits depending on the circumstances. If terminated by the Company without Cause (as defined in the Employment Agreement), or if she resigns for Good Reason (as defined in the Employment Agreement), in each case prior to a Change in Control Event (as defined in the Company’s 2020 Equity Compensation Plan, or any successor plan), Ms. Hutkin will be entitled to receive amounts accrued under the Employment Agreement and, subject to Ms. Hutkin’s execution and non-revocation of a release of claims in a form acceptable to the Company (a “Release”), and compliance with the terms of the Employment Agreement, she will receive (i) continued payments of Base Salary (at the rate of Base Salary in effect immediately prior to notice of termination) for a period of 12 months payable in accordance with the Company’s normal payroll practices; (ii) pro-rata payment of her variable compensation that otherwise would have been earned for the calendar year of termination, prorated based on the number of days of employment during such year divided by 365; (iii) continued vesting of all equity awards outstanding as of the date of termination, including the equity portion of her annual variable compensation, in accordance with their applicable vesting schedules; (iv) if she has not attained her “Normal Retirement Date” under the SERP, be deemed to have attained her “Early Retirement Date” under the SERP, provided that her “Early Retirement Benefit” under the SERP shall be determined based on her actual “Years of Service” (as defined under the SERP) as of the date of her termination of employment which shall be deemed a retirement for purposes of the SERP; and (v) continued health coverage at active employee rates for up to 12 months. If such a termination occurs on or within 24 months following a Change in Control Event, Ms. Hutkin will be entitled to receive amounts accrued under the Employment Agreement, and subject to Ms. Hutkin’s execution of a Release and compliance with the terms of the Employment Agreement, she will receive (i) a lump sum cash severance payment equal to two (2.0) times the sum of (a) her Base Salary (at the higher of the rate of Base Salary in effect immediately prior to the Change in Control Event or the date of notice of termination), and (b) her target variable compensation for the calendar year of termination; (ii) a lump sum cash payment equal to her pro-rata target variable compensation for the calendar year of separation (regardless of whether payable in cash or RSUs/restricted shares), prorated based on the number of days of employment during such year divided by 365; (iii) immediate vesting of all equity awards outstanding as of the date of termination, including the equity portion of her annual variable compensation; (iv) continued health coverage at active employee rates for up to 24 months; (v) benefits under the SERP in accordance with the change in control provisions thereof; and (vi) up to $10,000 worth of reasonable outplacement services through an outplacement firm of Ms. Hutkin’s choosing.

The Employment Agreement also includes provisions for confidentiality, non-competition, non-solicitation, and non-disparagement, as well as intellectual property assignment and clawback provisions.

The foregoing description of the Employment Agreement is a summary only and is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Agreement, dated as of May 20, 2025, by and between Bel Fuse Inc. and Lynn Hutkin.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2025	BEL FUSE INC.
(Registrant)

By:	/s/Daniel Bernstein
Daniel Bernstein
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated as of May 20, 2025, by and between Bel Fuse Inc. and Lynn Hutkin.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)